SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest event reported): February 2, 2004
                                                         ----------------



                              E Com Ventures, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)



         Florida                      0-19714                     65-0977964
         -------                      -------                     ----------
(State of Incorporation)     (Commission File Number)           (IRS Employer
                                                             Identification No.)



                  251 International Parkway, Sunrise, FL 33325
                  --------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (954) 335-9100
                                                           --------------

Item 1.  Changes in Control of Registrant

         On February 2, 2004, Ilia Lekach, IZJD Corp., Pacific Investment Group, Inc. and Deborah Lekach (collectively, "Lekach"), entered into an Option Agreement (the "Agreement"), with Stephen Nussdorf and Glenn Nussdorf (the "Nussdorfs"), pursuant to which the Nussdorfs were granted options to acquire up to an aggregate 720,954 shares of Common Stock of E Com Ventures, Inc. (the "Issuer"), beneficially owned by Lekach (the "Shares"), for a purchase price of $12.70 per Share in the installments indicated on or after the dates set forth in the table below:

                Date                               Number of Shares
                ----------------                   ----------------
                January 30, 2004                   433,070
                March 15, 2004                     162,884
                April 23, 2004                     125,000

           The purchase price for the Shares to be acquired by the Nussdorfs under the Agreement is payable in cash; provided that the Nussdorfs may elect to pay a portion of the purchase price for the Shares that are subject to the option installment that first becomes exercisable in April 2004, by offsetting the principal and accrued interest then owed under a $1,000,000 demand note, dated December 8, 2003, made by Mr. Lekach and payable to the order of Stephen Nussdorf.

           On February 2, 2004, the Nussdorfs exercised the first option installment pursuant to the Agreement to acquire 433,070 Shares: 298,530 Shares by Stephen Nussdorf and 134,540 Shares by Glenn Nussdorf (the "Initial Exercise"). The aggregate purchase price for the Initial Exercise will be payable in cash. A portion of the aggregate purchase price payable under the Initial Exercise will be deposited into escrow pursuant to an Escrow Agreement, entered into on February 2, 2004, by and among Lekach, the Nussdorfs, Perfumania, Inc., a wholly-owned subsidiary of the Issuer ("Perfumania"), and Edwards & Angell, LLP, as escrow agent (the "Escrow Agreement").

           Of the 720,954 Shares subject to the Agreement, up to an aggregate 443,750 shares are issuable upon exercise of certain stock options owned of record by Ilia Lekach, including 125,000 options required to be issued to Mr. Lekach pursuant to the terms of his employment agreement as a result of the change of control. Said 125,000 options may only be issued upon approval of an amendment to the Issuer's 2000 Stock Option Plan.

           Assuming the Nussdorfs exercise the options under the Agreement and acquire all of the 720,954 Shares, the Nussdorfs would own (based upon an amendment to Schedule 13D, filed by the Nussdorfs), an aggregate 1,128,144 shares of the Issuer's Common Stock or approximately 39.21% of the total number of shares of the Issuer currently outstanding.

         In addition, the Nussdorfs have agreed to make a $5,000,000 secured demand loan to Perfumania, upon the acquisition of the 433,070 Shares pursuant to the Initial Exercise. Such loan will be evidenced by a subordinated secured demand note of Perfumania (the "Note"). The demand loan will be secured by a security interest in Perfumania's assets pursuant to a Security Agreement, by and among Perfumania and the Nussdorfs (the "Security Agreement"). The Note and the Security Agreement will be executed by Perfumania and delivered to the Nussdorfs prior to the funding of the demand loan. The Nussdorfs have deposited $5,000,000 to fund the demand loan into escrow pursuant to the Escrow Agreement.

         In addition, pursuant to and in accordance with the terms of the Agreement, the Nussdorfs have been granted an irrevocable proxy for the term set forth in the Agreement to vote any Shares owned by the Lekach Entities that are the subject of the Agreement.

         Effective as of January 30, 2004, Miles Raper, Donovan Chin and Daniel Bengio resigned as members of the Issuer's Board of Directors, and effective February 6, 2004, Stephen Nussdorf, Paul Garfinkle and Michael W. Katz were elected to the Issuer's Board of Directors to fill such vacancies.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.

         99.1 Option Agreement, by and among Ilia Lekach, IZJD Corp., Pacific Investment Group, Inc., Deborah Lekach, Stephen Nussdorf and Glenn Nussdorf.

         99.2. Escrow Agreement, by and among Ilia Lekach, IZJD Corp., Pacific Investment Group, Inc., Deborah Lekach, Stephen Nussdorf, Glenn Nussdorf, and Edwards & Angell, LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of February, 2004.


                                        E COM VENTURES, INC.



                                        By: /s/ A. Mark Young
                                            ------------------------------
                                            A. Mark Young
                                            Chief Financial Officer